CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the use in this Post-Effective Amendment No. 48 to Registration
Statement No. 2-93177 on Form N-1A of our reports dated February 13, 2006, relating to the financial statements of Oppenheimer Variable Account Funds, including Oppenheimer Global Securities Fund/VA, Oppenheimer Balanced
Fund/VA, Oppenheimer Main Street Small Cap/VA, Oppenheimer Strategic Bond
Fund/VA, Oppenheimer Value Fund/VA, Oppenheimer Capital Appreciation Fund/VA,
Oppenheimer High Income Fund/VA, Oppenheimer Core Bond Fund/VA, Oppenheimer
Money Fund/VA, Oppenheimer Aggressive Growth Fund/VA, and Oppenheimer Main
Street Fund/VA, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered
Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement

Deloitte & Touche LLP

/s/ Deloitee & Touche LLP

Denver, Colorado
April 26, 2006